PROSPECTUS                 Pricing Supplement No. 2563
Dated January 10, 1995     Dated October 11, 1995
PROSPECTUS SUPPLEMENT      Rule 424(b)(3)-Registration Statement
                                No. 33-55209
Dated January 25, 1995

              GENERAL ELECTRIC CAPITAL CORPORATION
               GLOBAL MEDIUM-TERM NOTES, SERIES A
                       (Fixed Rate Notes)

Trade Date:  October 11, 1995

Settlement Date (Original Issue Date):  October 16, 1995

Maturity Date:  October 16, 2000

Principal Amount (in Specified Currency): US$600,000

Price to Public (Issue Price): 100.00%

Agent's Discount or Commission: 0.35%

Net Proceeds to Issuer:  US$597,900

Interest Rate Per Annum:  6.13%

Interest Payment Date(s):

  X March 15 and September 15 of each year, commencing on March 15, 1996 (with respectto the period from and including
       October 16, 1995 to but excluding March 15, 1996) and the
       Maturity Date
  __   Other:

Form of Notes:

  X  DTC registered
  __ non-DTC registered

Repayment, Redemption and Acceleration

  Optional Repayment Date(s):  N/A
  Initial Redemption Date:  N/A
  Initial Redemption Percentage:  N/A
  Annual Redemption Percentage Reduction:  N/A
  Modified Payment Upon Acceleration:  N/A


CAPITALIZED TERMS USED IN THIS PRICING SUPPLEMENT WHICH ARE DEFINED IN THE PROSPECTUS SUPPLEMENT SHALL HAVE THE MEANINGS ASSIGNED TO
THEM IN THE PROSPECTUS SUPPLEMENT.

                       (Fixed Rate Notes)
                                               Page 2
                       Pricing Supplement No. 2563
                       Dated October 11, 1995
                       Rule 424(b)(3)-Registration Statement
                           No. 33-55209



Original Issue Discount:

  Amount of OID:  N/A
  Yield to Maturity:  N/A
  Interest Accrual Date:  N/A
  Initial Accrual Period OID:  N/A

Amortizing Notes:

  Amortization Schedule:  N/A

Dual Currency Notes:

  Face Amount Currency:  N/A
  Optional Payment Currency:  N/A
  Designated Exchange Rate:  N/A
  Option Value Calculation Agent:  N/A
  Option Election Date(s):  N/A

Indexed Notes:

  Currency Base Rate:  N/A
  Determination Agent:  N/A

Plan of Distribution:

  The Notes are being distributed by Goldman, Sachs & Co., as agent (the "Agent"), at the Issue Price set forth on the cover page hereof. The Agent will receive a selling commission equal to 0.35% of the principal amount of the Notes.